Exhibit 6(b)



                          SELECTED DEALER AGREEMENT
                        BENEFICIAL SHARES OF INTEREST OF
                   MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST


      AGREEMENT made as of June 15, 1995, between Mitchell Hutchins Asset Management Inc., a Delaware corporation ("Mitchell Hutchins"), and PaineWebber Incorporated, a Delaware corporation ("PaineWebber").

      WHEREAS Managed Accounts Services Portfolio Trust ("Trust") is a Delaware business trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

      WHEREAS the Trust currently has twelve distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios and have been designated as PACE Money Market Investments, PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments, and PACE International Emerging Markets Equity Investments; and

      WHEREAS the Trust's board of trustees ("Board") has established an unlimited number of shares of beneficial interest of each of the above-referenced Series; and

      WHEREAS Mitchell Hutchins has entered into a Distribution Contract with the Trust ("Distribution Contract") pursuant to which Mitchell Hutchins serves as principal distributor in connection with the offering and sale of the shares of beneficial interest of each such Series; and


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      WHEREAS Mitchell Hutchins desires to retain PaineWebber as its agent in connection with the offering and sale of the shares of beneficial interest of each Series and to delegate to PaineWebber performance of certain of the services which Mitchell Hutchins provides to the Trust under the Distribution Contract; and

      WHEREAS the sales of the shares of beneficial interest of each Series shall be available exclusively to participants in the PACE Program; and

      WHEREAS PaineWebber is willing to act as Mitchell Hutchins' agent in connection with the offering and sale of such shares of beneficial interest and to perform such services on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, Mitchell Hutchins and PaineWebber agree as follows:

      1. Appointment. Mitchell Hutchins hereby appoints PaineWebber as its agent
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to sell and to arrange for the sale of the shares of beneficial interest of each
Series on the terms and for the period set forth in this Agreement. Mitchell Hutchins also appoints PaineWebber as its agent for the performance of certain other services set forth herein which Mitchell Hutchins provides to the Trust under the Distribution Contract. PaineWebber hereby accepts such appointments and agrees to act hereunder. It is understood, however, that these appointments do not preclude sales of shares of beneficial interest of each Series directly through the Trust's transfer agent in the manner set forth in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement of the Trust, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.



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      2.    Services, Duties and Representations of PaineWebber.
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            (a) PaineWebber agrees to sell the shares of beneficial interest on a best efforts basis from time to time during the term of this Agreement as agent for Mitchell Hutchins and upon the terms described in this Agreement and the Registration Statement.

            (b) Upon the later of the date of this Agreement or the initial offering of shares of beneficial interest by a Series to the public, PaineWebber will hold itself available to receive orders, satisfactory to PaineWebber and Mitchell Hutchins, for the purchase of shares of beneficial interest and will accept such orders on behalf of Mitchell Hutchins and the Trust as of the time of receipt of such orders and will promptly transmit such orders as are accepted to the Trust's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

            (c) PaineWebber in its discretion may sell shares of beneficial interest to (i) such other registered and qualified retail dealers as it may select, subject to the approval of Mitchell Hutchins. In making agreements with such dealers, PaineWebber shall act only as principal and not as agent for Mitchell Hutchins or the Trust.

            (d) The offering price of the shares of beneficial interest of each Series shall be the net asset value per Share as next determined by the Trust following receipt of an order at PaineWebber's principal office. Mitchell Hutchins shall promptly furnish or arrange for the furnishing to PaineWebber of a statement of each computation of net asset value.

            (e) PaineWebber shall not be obligated to sell any certain number of shares of beneficial interest of each Series.



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            (f) To facilitate redemption of shares of beneficial interest by shareholders directly or through dealers, PaineWebber is authorized but not required on behalf of Mitchell Hutchins and the Trust to repurchase shares of beneficial interest presented to it by shareholders and other dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement.

            (g) PaineWebber represents and warrants that: (i) it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agrees to abide by the Rules of Fair Practice of the NASD; (ii) it is registered as a broker-dealer with the Securities and Exchange Commission; (iii) it will maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement; and (iv) it will comply with all federal and state laws and regulations applicable to the offer and sale of the shares of beneficial interest.

            (h) PaineWebber shall not incur any debts or obligations on behalf of Mitchell Hutchins or the Trust. PaineWebber shall bear all costs that it incurs in selling the shares of beneficial interest and in complying with the terms and conditions of this Agreement as more specifically set forth in paragraph 8.

            (i) PaineWebber shall not permit any employee or agent to offer or sell shares of beneficial interest to the public unless such person is duly licensed under applicable federal and state laws and regulations.

            (j) PaineWebber shall not (i) furnish any information or make any representations concerning the shares of beneficial interest other than those contained in the Registration Statement or in sales literature or advertising that has been prepared or approved by Mitchell Hutchins as provided in paragraph 6 or (ii) offer or sell the shares of beneficial interest in jurisdictions in which they have not been approved for offer and sale.

      3.    Services Not Exclusive.  The services furnished by PaineWebber
            ----------------------
hereunder are not to be deemed exclusive and



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PaineWebber shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of PaineWebber who may also be a director, trustee, officer or employee of Mitchell Hutchins or the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

      4.    Duties of Mitchell Hutchins.
            ---------------------------

            (a) It is understood that the Trust reserves the right at any time to withdraw all offerings of shares of beneficial interest of any or all Series by written notice to Mitchell Hutchins.

            (b) Mitchell Hutchins shall keep PaineWebber fully informed of the Trust's affairs and shall make available to PaineWebber copies of all information, financial statements and other papers which PaineWebber may reasonably request for use in connection with the distribution of shares of beneficial interest, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public auditors and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as PaineWebber may request, and Mitchell Hutchins shall cooperate fully in the efforts of PaineWebber to sell and arrange for the sale of the shares of beneficial interest and in the performance of PaineWebber under this Agreement.

            (c) Mitchell Hutchins shall comply with all state and federal laws and regulations applicable to a distributor of the shares of beneficial interest.

      5.    Advertising.  Mitchell Hutchins agrees to make available such sales
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and advertising materials relating to the shares of beneficial interest as
Mitchell Hutchins in its discretion determines appropriate. PaineWebber agrees to submit all sales and advertising materials developed by it relating to the shares of beneficial interest to Mitchell Hutchins for



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approval. PaineWebber agrees not to publish or distribute such materials to the public without first receiving such approval in writing. Mitchell Hutchins shall assist PaineWebber in obtaining any regulatory approvals of such materials that may be required of or desired by PaineWebber.

      6. Records. PaineWebber agrees to maintain all records required by
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applicable state and federal laws and regulations relating to the offer and sale of the shares of beneficial interest. Mitchell Hutchins and its representatives shall have access to such records during normal business hours for review or copying.

      7. Expenses of PaineWebber. PaineWebber shall bear all costs and expenses
         -----------------------
of (i) preparing, printing, and distributing any materials not prepared by the Trust or Mitchell Hutchins and other materials used by PaineWebber in connection with its offering of shares of beneficial interest for sale to the public; (ii) any expenses of advertising incurred by PaineWebber in connection with such offering; (iii) the expenses of registration or qualification of PaineWebber as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification; and (iv) any compensation paid to PaineWebber's Investment Executives or other employees and others for selling shares of beneficial interest, and any expenses of PaineWebber, its Investment Executives and employees and others who engage in or support the sale of shares of beneficial interest as may be incurred in connection with their sales efforts. PaineWebber shall bear such additional costs and expenses as it and Mitchell Hutchins may agree upon, such agreement to be evidenced in a writing signed by both parties. Mitchell Hutchins shall advise the Board of any such agreement as to additional costs and expenses borne by PaineWebber at their first regular meeting held after such agreement but shall not be required to obtain prior approval for such agreements from the Board.


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      8.    Indemnification.
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            (a) Mitchell Hutchins agrees to indemnify, defend, and hold
PaineWebber, its officers and directors, and any person who controls PaineWebber within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which PaineWebber, its officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement; arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement thereof or necessary to make the statements in the Registration Statement thereof not misleading; or arising out of any sales or advertising materials with respect to the shares of beneficial interest provided by Mitchell Hutchins to PaineWebber. However, this indemnity agreement shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by PaineWebber to Mitchell Hutchins or the Trust for use in the Registration Statement or in any sales or advertising material; and further provided, that in no event shall anything contained herein be so construed as to protect PaineWebber against any liability to Mitchell Hutchins or the Trust or to the shareholders of any Series to which PaineWebber would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement.

            (b) PaineWebber agrees to indemnify, defend, and hold Mitchell Hutchins and its officers and directors, the Trust, its officers and trustees, and any person who controls Mitchell Hutchins or the Trust within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which



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Mitchell Hutchins or its officers or directors or the Trust, its officers or trustees, or any such controlling person may incur under the 1933 Act, under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by PaineWebber to Mitchell Hutchins or the Trust for use in the Registration Statement; arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading; or arising out of any agreement between PaineWebber and any other retail dealer; or arising out of any sales or advertising material used by PaineWebber in connection with its duties under this Agreement.

      9.  Duration and Termination.
          ------------------------

      (a) This Agreement shall become effective upon the date written above, provided that, with respect to any Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those trustees of the Trust who are not interested persons of the Trust as defined the 1940 Act ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.

            (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of one year. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of the shares of beneficial interest of such Series.

            (c) Notwithstanding the foregoing, with respect to any Series, this Agreement may be terminated at any time, without the payment of any penalty, by either party, upon the giving of 30 days' written notice. Such notice shall be deemed to have been given on the date it is received in writing by the other party or any officer thereof. This Agreement may also be terminated at



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any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the shares of beneficial interest of such Series on 30 days' written notice to Mitchell Hutchins and PaineWebber.

            (d) Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series. This Agreement will automatically terminate in the event of its assignment or in the event that the Distribution Contract is terminated.

      10. Amendment of this Agreement. No provision of this Agreement may be
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amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      11. Use of PaineWebber Name. PaineWebber hereby authorizes Mitchell
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Hutchins to use the name "PaineWebber Incorporated" or any name derived therefrom in any sales or advertising materials prepared and/or used by Mitchell Hutchins in connection with its duties as distributor of the shares of beneficial interest, but only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of PaineWebber.

      12.   Governing Law.  This Agreement shall be construed in accordance
            -------------
with the laws of the State of Delaware and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

      13. Miscellaneous. The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to



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the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.



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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.


                                          MITCHELL HUTCHINS ASSET
                                            MANAGEMENT INC.



   Attest:/s/Rita Barnett                 By:/s/Dianne E. O'Donnell
          ---------------                    ----------------------

                                          PAINEWEBBER INCORPORATED



   Attest:/s/Jennifer Farrell             By:/s/Bruce Bursey
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